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                                                                    EXHIBIT 4

                         JOHN HANCOCK INVESTMENT TRUST
                     JOHN HANCOCK GROWTH AND INCOME FUND-B


fully paid and non-assessable Shares of Beneficial Interest, of JOHN HANCOCK INVESTMENT TRUST, in respect of JOHN HANCOCK GROWTH AND INCOME FUND- B, par value $0.01 per share, transferable on the books of the Trusts by the holder in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed. Pursuant to Article VI of the Declaration of Trust, no holder of any shares of the Trust has any preemptive rights to acquire unissued or treasury shares of the Trust. This certificate is not valid unless countersigned by the Transfer Agent.


Change date 5/15/95...jxr   TEST

Mass Fund

Signed by Boudreau, Chairman


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                         JOHN HANCOCK INVESTMENT TRUST
                     JOHN HANCOCK GROWTH AND INCOME FUND-A


fully paid and non-assessable Shares of Beneficial Interest, of JOHN HANCOCK INVESTMENT TRUST, in respect of JOHN HANCOCK GROWTH AND INCOME FUND- A, par value $0.01 per share, transferable on the books of the Trusts by the holder in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed. Pursuant to Article VI of the Declaration of Trust, no holder of any shares of the Trust has any preemptive rights to acquire unissued or treasury shares of the Trust. This certificate is not valid unless countersigned by the Transfer Agent.


Change date 5/15/95...jxr   TEST

Mass Fund

Signed by Boudreau, Chairman